                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------


       Date of report (Date of earliest event reported): February 14, 2000
                                                         -----------------



                          CHARTER COMMUNICATIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)



           000-27927                                    43-1857213
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     (Commission File Number)                        (Federal Employer
                                                   Identification Number)


12444 Powerscourt Drive - Suite 400
St. Louis, Missouri                                                  63131
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(Address of Principal Executive Offices)                           (Zip Code)

(Registrant's telephone number, including area code)             (314) 965-0555
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ITEM 2.  ACQUISITION OF ASSETS.

         On February 14, 2000, Charter Communications Holding Company, LLC (Charter Holdco) and Charter Communications Holdings, LLC (Charter Holdings), each managed by Charter Communications, Inc. (the "Company"), completed the acquisition (the "Bresnan Acquisition") of Bresnan Communications Company Limited Partnership (Bresnan Communications Company), pursuant to a Purchase and Contribution Agreement, entered into as of June 29, 1999, by and among BCI
(USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., TCI Bresnan LLC and Charter Holdco, as amended by the first amendment. Immediately prior to the Bresnan Acquisition, Charter Holdco was 40.6% owned by the Company and Charter Holdings was 100% owned by Charter Holdco. Prior to the Bresnan Acquisition, Charter Holdco assigned a portion of its rights to purchase Bresnan Communications Company to Charter Holdings.

         As part of the transactions described above, Charter Holdco and Charter Holdings purchased approximately 52% of Bresnan Communications Company from certain of the Bresnan sellers for cash, and certain of the Bresnan sellers contributed approximately 18% of Bresnan Communications Company to Charter Holdco in exchange for approximately 14.8 million Class C common membership units of Charter Holdco, an approximate 2.6% equity interest in Charter Holdco. Charter Holdco then transferred its purchased interests in Bresnan Communications Company to Charter Holdings. Thereafter, Charter Holdings and certain of the Bresnan sellers, TCID of Michigan, Inc. and TCI Bresnan LLC, contributed all of the outstanding interests in Bresnan Communications Company to CC VIII, LLC (CC VIII), a subsidiary of Charter Holdings, and Bresnan Communications Company was dissolved. In exchange for the contribution of their interests in Bresnan Communications Company to CC VIII, TCID of Michigan, Inc. and TCI Bresnan LLC received approximately 24.2 million Class A preferred membership units in CC VIII representing approximately 30.0% of the equity of CC VIII and are entitled to a 2% annual return on their preferred membership units. As a result of the dissolution of Bresnan Communications Company, CC VIII succeeded to all of the rights and obligations of Bresnan Communications Company and became the successor parent entity of the Bresnan subsidiaries, including Bresnan Communications Group LLC (Bresnan Communications Group) and the Bresnan cable systems. CC VIII is a Delaware limited liability company and is managed by the Company. The members of CC VIII are Charter Holdings, TCID of Michigan, Inc. and TCI Bresnan LLC.

         The purchase price for Bresnan Communications Company was approximately $3.1 billion, subject to adjustment, and was comprised of approximately $1.1 billion in cash, approximately $380.0 million and $630.0 million in equity in Charter Holdco and CC VIII, respectively, and approximately $1.0 billion in assumed debt. The cash portion of the purchase price was funded with a portion of the proceeds from the Company's initial public offering of Class A common stock and $30.0 million in additional borrowings under Bresnan's credit facilities.

         The membership units received by the Bresnan sellers are exchangeable on a one for one basis for Class A common stock of the Company. Additionally, beginning on February 14, 2002, the Bresnan sellers have the right to require Paul G. Allen, the owner of all of the outstanding Class B common stock of the Company, or his designee, to purchase their membership units or shares of Class A common stock received in exchange for their membership units, for an aggregate purchase price equal to approximately $1.0 billion increased at a rate of 4.5% per annum. These rights terminate on April 15, 2002.

         The Bresnan cable systems are located in Michigan, Minnesota, Wisconsin and Nebraska and serve approximately 690,000 customers, including approximately 24,000 customers served by cable systems acquired by Bresnan Communications Company since December 31, 1999 or in a pending acquisition. For the year ended December 31, 1999, the revenues from the Bresnan cable systems were approximately $283.6 million.

         A copy of the Company's press release announcing the consummation of the Bresnan Acquisition is being filed as Exhibit 99.1 with this report.
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ITEM 5.  OTHER EVENTS.

         After the transactions described above, the name of Bresnan Communications Group was changed to CCG VIII, LLC (CCG). The acquisition of Bresnan Communications Company constituted a change in control under the indenture governing CCG's and its wholly owned subsidiary Bresnan Capital Corporation's (Bresnan Capital) publicly held 8.00% senior notes due 2009 and 9.25% senior discount notes due 2009. The indenture governing these notes provides that upon the occurrence of a change of control, the issuers shall make an offer to repurchase each holder's 8.00% senior note at a cash offer price equal to 101% of the senior note's principal amount plus accrued and unpaid interest thereon, if any, on the change of control offer payment date and to repurchase any and all of each holder's 9.25% senior discount note at a cash offer price equal to 101% of the accreted value of the senior discount note on the change of control offer payment date. Accordingly, as permitted under the indenture, Charter Holdco, in place of CCG and Bresnan Capital made an offer to repurchase the notes on February 15, 2000. The change of control offer expires on March 20, 2000; the change of control offer payment date is anticipated to be March 23, 2000.

         In connection with the closing of the Bresnan Acquisition, Bresnan's credit agreement was amended to increase the borrowing availability to $900.0 million.

         In connection with the closing of the Bresnan Acquisition, Charter Holdco's limited liability company agreement was amended and restated.

         In addition, the Company now manages and operates the Bresnan cable systems pursuant to a Management Agreement entered into with certain subsidiaries of CC VIII. The term of the management agreement is ten years, commencing on February 14, 2000. The Company is entitled to reimbursement for all expenses, costs, losses and liabilities or damages incurred by the Company in connection with the performance of its services. Payment of the management fee is permitted under Bresnan's credit agreement, but ranks below Bresnan's senior debt and shall not be paid except to the extent permitted under the Bresnan credit agreement.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Financial statements of business acquired.

              Unaudited financial statements for the nine months ended September 30, 1999 (incorporated by reference to the quarterly report on Form 10-Q filed by Bresnan Communications Group LLC and Bresnan Capital Corporation on November 12, 1999, File Nos. 333-77637 and 333-77637-01). Audited financial statements for each of the two years in the period ended December 31, 1998 (incorporated by reference to the Registration Statement of Charter Communications Holdings, LLC filed on January 25, 2000, File No. 333-77499). Pursuant to Regulation S-X, audited financial statements for the year ended December 31, 1999, will be filed as an amendment to this current report within 75 days of the event reported herein.

         (b)  Pro forma financial information.

              Pursuant to Article 11 of Regulation S-X, pro forma unaudited financial statements will be filed as an amendment to this current report within 75 days of the event reported herein.

         (c)  Exhibits.

              2.11 Purchase and Contribution Agreement, entered into as of June 1999, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., TCI Bresnan LLC and Charter Communications Holding Company, LLC (incorporated by reference to the Registration Statement of Charter Communications, Inc. filed on Form S-1 on September 28, 1999, File No. 333-83887).

              2.11(a) First Amendment to Purchase and Contribution Agreement
                      dated as of February 14, 2000, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners, L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III, L.P.), TCID of Michigan, Inc., TCI Bresnan, LLC and Charter Communications Holding Company, LLC.*

              10.2(c) Management Agreement, dated as of February 14, 2000, between CC VIII Operating, LLC, Charter Telephone of Michigan, LLC (formerly known as TCID of Michigan, Inc., Charter Telephone of Minnesota, LLC (formerly known as TCI Bresnan LLC), Midwest Video Electronics, Inc. and Charter Communications, Inc.*


              10.12(c)Amended and Restated Limited Liability Company Agreement
                      for Charter Communications Holding Company, LLC, dated February 14, 2000.*


              10.40 Exchange Agreement, dated as of February 14, 2000, by and among Charter Communications, Inc., BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., and TCI Bresnan LLC.*

              10.41 Indenture, dated February 2, 1999, among Bresnan Communications Group LLC (now known as CCG VIII, LLC), Bresnan Capital Corporation and State Street Bank and Trust Company, as trustee, relating to the Issuers' $170,000,000 principal amount of 8% Senior Notes due 2009 and $275,000,000 aggregate principal amount at maturity of 9 1/4% Senior Discount Notes due 2009 (incorporated by reference to the Registration Statement of Bresnan Communications Group LLC and Bresnan


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                      Capital Corporation filed on Form S-4 on May 3, 1999,
                      File Nos. 333-77637 and 333-77637-01).

              99.1    Press release dated February 14, 2000.*
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         * - filed herewith



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                    CHARTER COMMUNICATIONS, INC.,
                                    registrant




Dated February 28, 2000             By: /s/ KENT D. KALKWARF
                                        -------------------------------
                                        Name:   Kent D. Kalkwarf
                                        Title:  Senior Vice President
                                                and Chief Financial
                                                Officer (Principal
                                                Financial Officer and
                                                Principal Accounting
                                                Officer)

                                  EXHIBIT INDEX
                                  -------------

2.11 Purchase and Contribution Agreement, entered into as of June 1999, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., TCI Bresnan LLC and Charter Communications Holding Company, LLC (incorporated by reference to the Registration Statement of Charter Communications, Inc. filed on Form S-1 on September 28, 1999, File No. 333-83887).

2.11(a) First Amendment to Purchase and Contribution Agreement dated as of February 14, 2000, by and among BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners, L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., TCI Bresnan, LLC and Charter Communications Holding Company, LLC.

10.2(c) Management Agreement, dated as of February 14, 2000, between CC VIII Operating, LLC, Charter Telephone of Michigan, LLC (formerly known as TCID of Michigan, Inc., Charter Telephone of Minnesota, LLC (formerly known as TCI Bresnan LLC), Midwest Video Electronics, Inc. and Charter Communications, Inc.

10.12(c) Amended and Restated Limited Liability Company Agreement for Charter
         Communications Holding Company, LLC, dated February 14, 2000.


10.40 Exchange Agreement, dated as of February 14, 2000, by and among Charter Communications, Inc., BCI (USA), LLC, William J. Bresnan, Blackstone BC Capital Partners L.P., Blackstone BC Offshore Capital Partners L.P., Blackstone Family Media III L.P. (as assignee of Blackstone Family Investment III L.P.), TCID of Michigan, Inc., and TCI Bresnan LLC.

10.41 Indenture, dated February 2, 1999, among Bresnan Communications Group LLC (now known as CCG VIII, LLC), Bresnan Capital Corporation and State Street Bank and Trust Company, as trustee, relating to the Issuers' $170,000,000 principal amount of 8% Senior Notes due 2009 and $275,000,000 aggregate principal amount at maturity of 9 1/4% Senior Discount Notes due 2009 (incorporated by reference to the Registration Statement of Bresnan Communications Group LLC and Bresnan Capital Corporation filed on Form S-4 on May 3, 1999, File Nos. 333-77637 and 333-77637-01).

99.1     Press release dated February 14, 2000.